                                ITT CORPORATION


    PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26,
   [ITT LOGO]                        1998.



       The undersigned hereby constitutes and appoints Richard S. Ward and Patrick L. Donnelly, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of ITT Corporation (the "Company") to be held on January 26, 1998, and at any and all adjournments and postponements thereof, on all matters before such meeting.



       THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 12, 1997, AMONG STARWOOD LODGING CORPORATION, CHESS ACQUISITION CORP., STARWOOD LODGING TRUST AND ITT CORPORATION WHICH IS MORE FULLY DESCRIBED IN THE JOINT PROXY
   STATEMENT/PROSPECTUS DATED DECEMBER   , 1997, OF WHICH THE UNDERSIGNED
   STOCKHOLDER ACKNOWLEDGES RECEIPT.



       THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.


       PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


       THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ITT
   CORPORATION.



       THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

   [X] Please mark your

       vote as in this example  ITT CORPORATION


       A Special Meeting of Stockholders of ITT Corporation will be held at 11:30 a.m. on Monday, January 26, 1998, at the St. Regis Roof (20th Floor) of the St. Regis Hotel, New York, New York. Stockholders of record at the close of business on December 19, 1997 will be entitled to vote at the meeting and any adjournment thereof. Stockholders of record who plan to attend the Special Meeting in person may request an admission card by marking the box below. Stockholders who hold their shares beneficially through bank or brokerage accounts should bring with them proof of their ownership if they wish to attend the meeting.



       THE BOARD OF DIRECTORS OF ITT CORPORATION RECOMMENDS A VOTE FOR
   PROPOSAL 1.



1. PROPOSAL TO APPROVE THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 12, 1997, AMONG STARWOOD LODGING CORPORATION, CHESS ACQUISITION CORP., STARWOOD LODGING TRUST AND ITT CORPORATION.
                               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN



                                        [ ] I PLAN TO ATTEND


                                        Please sign this proxy exactly as your
                                        name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

                                        Signature: --------------------------- Date: ------

                                        Signature: --------------------------- Date: ------


   Whether or not you plan to attend the meeting, you can assure that your shares are represented by promptly completing, signing, dating and returning the proxy card using the enclosed envelope.

                                                                      [ITT LOGO]